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                                                                   EXHIBIT 5.2






                                        November 5, 2001




Messer Griesheim Holding AG
Frankfurt Airport Center 1, C9
60547 Frankfurt am Main
Germany

         RE: OFFER TO EXCHANGE UP TO E550,000,000 AGGREGATE PRINCIPAL AMOUNT OF 10.375% SENIOR NOTES DUE 2011

Ladies and Gentlemen:

         We are acting as your legal advisors with respect to certain aspects of German law in connection with the filing by Messer Griesheim Holding AG (the "COMPANY") of a registration statement on Form F-4 (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "COMMISSION") for the purpose of registering the issuance of up to E550,000,000 aggregate principal amount of 10.375% Senior Notes due 2011 (the "EXCHANGE NOTES") under the Securities Act of 1933, as amended.

         The relevant Exchange Notes are to be issued in exchange for an equal aggregate principal amount of the Company's outstanding 10.375% Senior Notes due 2011 (the "ORIGINAL NOTES") pursuant to a registration rights agreement among the Company and Goldman Sachs International dated May 16, 2001 (the "REGISTRATION RIGHTS AGREEMENT"). The Registration Rights Agreement is filed as exhibit 4.3 to the Registration Statement.

         The Exchange Notes are to be issued pursuant to the terms of an indenture between the Company and The Bank of New York, as trustee, dated May 16, 2001 (the "INDENTURE"). The Indenture is filed as exhibit 4.1 to the Registration Statement. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

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         In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

                  (a) the Indenture;

                  (b) a certified excerpt from the commercial register of the Local Court (AMTSGERICHT) of Frankfurt am Main in relation to the Company, dated June [] 2001, showing a last entry on [] 2001;

                  (c) the resolutions of the supervisory board (AUFSICHTSRAT) of the Company, dated May 10, 2001, and the management board (VORSTAND) of the Company dated May 11, 2001, authorising, INTER ALIA, the filing with the U.S. Securities and Exchange Commission a registration statement on Form F-4 together with appropriate prospectuses;

                  (d) such other documents, declarations, certificates and other papers as we have deemed necessary or appropriate.

         This opinion is confined to and is given on the basis of the laws of Germany as they exist at the date hereof. We have made no investigation of the laws of any other jurisdiction as the basis for this opinion and do not express or imply any opinion thereon. We have assumed that there is nothing in the laws of any other jurisdiction which affects this opinion.

         In giving this opinion, we have assumed the accuracy of all documents and information furnished to us, the genuineness of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified, conformed or photostatic copies thereof, as well as the genuineness of all signatures on all such documents. We have further assumed that documents submitted to us in draft form are identical to the executed and delivered version of such documents. In giving this opinion we have assumed in relation to all documents that (a) all such documents are within the capacity and power of, and have been validly authorised, executed and delivered by, and are binding on, the parties thereto other than the Company, and that there has been no breach of any of the terms thereof, and (b) agreements governed by any law other than German law, and the rights and obligations created thereby, are legal, valid and binding in accordance with their respective terms under the laws applicable to them, and that the choice of such laws to govern such documents is recognised by such laws.

         Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing and has all requisite corporate power and authority to execute, deliver and perform its obligations under the Exchange Notes.

         2. The Exchange Notes have been duly authorized ("GENEHMIGT") by the Company in accordance with the laws of the Federal Republic of Germany and, when executed


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                  by the Company and authenticated in accordance with the
                  provisions of the Indenture and issued and delivered against exchange of the Original Notes in accordance with the terms set forth in the prospectus included as part of the Registration Statement, the Exchange Notes will be duly executed and delivered by the Company in accordance with the laws of the Federal Republic of Germany.

         We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus that is included in the Registration Statement. This opinion speaks as of its date and is addressed solely to you for your own benefit; provided, however, that Milbank, Tweed, Hadley & McCloy LLP may rely on this opinion with respect to matters governed by German law for the purposes of its opinions to you of even date herewith.

                                                     Very truly yours,

                                                    /s/ HENGELER MUELLER






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